UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2022

Arcellx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41259	47-2855917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(240) 327-0603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth in Item 5.02(c) is incorporated herein by reference.

(c)

On May 20, 2022, Arcellx, Inc. (the “Company”) appointed Michelle Gilson as its Chief Financial Officer, effective May 23, 2022 (the “Effective Date”). On the Effective Date, Lance Thibault, who has served as the Company’s interim Chief Financial Officer since January 2022, will cease to be the interim Chief Financial Officer of the Company. Ms. Gilson has also been appointed as the Company’s principal financial officer and principal accounting officer, effective as of the Effective Date, replacing Mr. Thibault in such capacities.

Prior to joining the Company, Ms. Gilson, age 30, served as a Managing Director at Canaccord Genuity, as a senior equity research analyst covering biotechnology companies. Prior to joining Canaccord Genuity in March 2018, she spent time at other equity research firms, including Jefferies LLC (September 2017-March 2018), Instinet LLC (December 2016-September 2017), Oppenheimer & Co., Inc. (January 2015-November 2016), and Goldman Sachs (June 2014-January 2015), covering healthcare and biotechnology companies. Ms. Gilson holds a B.S. in Business Administration from the University of Southern California.

In connection with her appointment, Ms. Gilson entered into an offer letter, dated April 3, 2022, effective May 23, 2022 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Ms. Gilson will receive an annual base salary of $420,000 and will be eligible to receive an annual bonus of up to 40% of her annual base salary. Ms. Gilson will also be eligible to receive a relocation bonus in the net amount of $50,000 (meaning after the deduction of applicable employee withholding obligations), and monthly travel reimbursements through December 31, 2022 not to exceed a net amount of $5,000 per month or $35,000 in the aggregate (meaning after the deduction of applicable employee withholding obligations). Ms. Gilson will be eligible to participate in employee benefit plans generally available to other senior executives of the Company. Pursuant to the Employment Agreement, Ms. Gilson entered into the Company’s Confidential Information and Invention Assignment Agreement upon commencement of his employment on the Effective Date.

In connection with her appointment and pursuant to the Employment Agreement, the compensation committee of the Board of Directors of the Company approved a grant of an option (the “Option”) to purchase 103,515 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company under the Company’s 2022 Equity Incentive Plan (the “Plan”). The shares of Common Stock underlying the Option will vest 25% on the one year anniversary of May 23, 2022 and 1/48 of the total shares of Common Stock subject to the Option shall vest every month thereafter such that all shares subject to the Option will be fully vested on the four year anniversary of May 23, 2022, subject to Ms. Gilson continuing to be a “Service Provider” (as defined in the Plan) through the applicable vesting dates. In addition to the Option, the compensation committee of the Board of Directors of the Company approved an award of 67,285 restricted stock units that would be settled in shares of Common Stock, that vests over three years in equal installments on each annual anniversary of May 23, 2022, subject to Ms. Gilson continuing to be a “Service Provider” (as defined in the Plan) through the applicable vesting dates.

In connection with her appointment, the Company will enter into a Change in Control and Severance Agreement with Ms. Gilson (the “Severance Agreement”). Pursuant to the Severance Agreement:

•

If, within the 3 month period prior to or the 24 month period following a “change in control” (as defined in the Severance Agreement), the Company terminates Ms. Gilson’s employment without “cause” (excluding death or disability) or Ms. Gilson resigns for “good reason” (as such terms are defined in the Severance Agreement), and within 60 days following such termination, Ms. Gilson executes a waiver and release of claims in the Company’s favor that becomes effective and irrevocable, Ms. Gilson will be entitled to receive (i) a lump sum payment equal to the sum of 18 months of Ms. Gilson’s then current annual base salary and 150% of Ms. Gilson’s annual target bonus, less applicable withholdings, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Ms. Gilson and her respective eligible dependents for up to 18 months, and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of Ms. Gilson’s then outstanding equity awards subject to time-based vesting conditions (and in the case of awards subject to performance-based vesting conditions, such awards will be treated as provided for in the applicable award agreement governing such award).

•

If, outside of the 3 month period prior to or the 24 month period following a “change in control”, we terminate the employment of Ms. Gilson without cause (excluding death or disability), and within 60 days following such termination, Ms. Gilson executes a waiver and release of claims in our favor that becomes effective and irrevocable, Ms. Gilson will be entitled to receive (i) a lump sum payment equal to 12 months of Ms. Gilson’s then current annual base salary, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Ms. Gilson and her respective eligible dependents for up to 12 months, and (iii) a lump sum payment equal to Ms. Gilson’s annual target bonus, prorated by multiplying such amount by a fraction, (x) the numerator of which is the number of days during which Ms. Gilson was employed with the Company in the calendar year that the termination occurs, and (y) the denominator of which is 365.

•

In the event any payment to Ms. Gilson would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the “Code”) as a result of a payment being classified as a parachute payment under Section 280G of the Code, Ms. Gilson will receive such payment as would entitle her to the greatest after-tax benefit, even if it means that the Company pays a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Gilson, which will be in substantially the same form as entered into with other officers of the Company.

Ms. Gilson has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the material terms of the Employment Agreement and the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Severance Agreement, filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 7.01	Regulation FD Disclosure.

On May 23, 2022, the Company issued a press release announcing Ms. Gilson’s appointment as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Between the Company and Michelle Gilson

10.2	Change in Control and Severance Agreement between the Company and Michelle Gilson

99.1	Press Release, dated May 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

	By:	/s/ Rami Elghandour
Rami Elghandour
Chief Executive Officer

Date: May 23, 2022